Exhibit 99.1

SIGNATURE

BTO Holdings Manager—NQ L.L.C.	11/05/2025
By: Blackstone Tactical Opportunities, Associates-NQ L.L.C.,its managing member
By: BTOA - NQ L.L.C., its sole member
By: /s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

Blackstone Tactical Opportunities Associates—NQ L.L.C.	11/05/2025
By: BTOA - NQ L.L.C., its sole member
By: /s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

BTOA—NQ L.L.C.	11/05/2025
By: /s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

Blackstone Tactical Opportunities Associates III—NQ L.P.	11/05/2025
By: BTO DE GP - NQ L.L.C., its general partner
By: /s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

BTO DE GP—NQ L.L.C.	11/05/2025
By: /s/ Christopher J. James
Name: Christopher J. James
Title: Authorized Person

BXG Side-by-Side GP L.L.C.	11/05/2025
By: /s/ Christopher Striano
Name: Christopher Striano
Title: Chief Financial Officer

Blackstone Holdings II L.P.	11/05/2025
By: Blackstone Holdings I/II GP L.L.C., its general partner
By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary

Blackstone Holdings I/II GP L.L.C.	11/05/2025
By: /s/ Victoria Portnoy
Name: Victoria Portnoy
Title: Managing Director - Assistant Secretary